EXHIBIT 23.2
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 20, 2000 relating to the financial statements and financial statement schedule, which appears in PSINet Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/      PRICEWATERHOUSECOOPERS LLP
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Washington, D.C.
June 14, 2000